UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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BLACKROCK KELSO CAPITAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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40 EAST 52ND STREET

NEW YORK, NEW YORK 10022

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS

TO BE HELD ON MAY 9, 2011

Notice is hereby given to the owners of shares of common stock (the “Stockholders”) of BlackRock Kelso Capital Corporation (the “Company”) that:

The Annual Meeting of Stockholders of the Company (the “Annual Meeting”) will be held on the 4th floor of 40 East 52nd Street, New York, New York, on May 9, 2011, at 10:00 a.m. (New York City time). The Annual Meeting is being held for the following purposes:

1.	To elect a nominee to the Board of Directors (the “Board”) of the Company;

2.	To approve a proposal to authorize flexibility for the Company, with approval of the Board of the Company, to sell or otherwise issue shares of its common stock at a price below the Company’s then current net asset value per share in one or more offerings, subject to certain limitations set forth in the proxy statement for the Annual Meeting;

3.	To approve a proposal to authorize the Company, with approval of the Board of the Company, to issue warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock in one or more offerings;

4.	To ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

We encourage you to contact the Company at 212-810-5800 from 9:00 a.m. to 6:00 p.m. (New York City time) if you have any questions.

The Board of the Company has fixed the close of business on March 10, 2011 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. Whether or not you expect to be present in person at the Annual Meeting, we urge you to mark, sign, date, and mail the enclosed proxy card in the postage-paid envelope provided, or register your vote by telephone or through the Internet, so you will be represented at the Annual Meeting. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of the proxies by the Company.

By order of the Board of the Company

Frank D. Gordon, Secretary of the Company

New York, New York

March 16, 2011

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, OR REGISTER YOUR VOTE BY TELEPHONE OR THROUGH THE INTERNET. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU WILL BE ABLE TO DO SO AND YOUR VOTE AT THE ANNUAL MEETING WILL REVOKE ANY PROXY YOU MAY HAVE SUBMITTED. YOUR VOTE IS EXTREMELY IMPORTANT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE SEND IN YOUR PROXY CARD, VOTE YOUR SHARES BY TELEPHONE, OR VOTE VIA THE INTERNET, TODAY.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2011

This document will give you the information you need to vote on the matters listed on the accompanying Notice of Annual Meeting of Stockholders (the “Notice of Annual Meeting”). Much of the information in this proxy statement (this “Proxy Statement”) is required under rules of the Securities and Exchange Commission (“SEC”); some of it is technical. If there is anything you don’t understand, please contact us at 212-810-5800.

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Directors”) of BlackRock Kelso Capital Corporation (the “Company,” “we,” “our” or “us”) of proxies to be voted at the Annual Meeting (the “Annual Meeting”) of owners of shares of common stock (the “Stockholders”) of the Company and, if the Annual Meeting is adjourned or postponed, at any later meetings, for the purposes stated in the Notice of Annual Meeting. The Annual Meeting will be held on the 4th floor of 40 East 52nd Street, New York, New York, on May 9, 2011 at 10:00 a.m. (New York City time). This Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card are first being sent to Stockholders on or about March 16, 2011.

*	WHY IS A STOCKHOLDER MEETING BEING HELD?

To address various proposals that require Stockholder approval.

*	WHAT PROPOSALS WILL BE VOTED ON?

In the first proposal (the “First Proposal” or “Proposal 1”), Stockholders are being asked to elect the Class I director to the Board.

In the second proposal (the “Second Proposal” or Proposal 2”), Stockholders are being asked to authorize flexibility for the Company, with approval of the Board of the Company, to sell or otherwise issue shares of its common stock at a price below the Company’s then current net asset value per share in one or more offerings, subject to certain limitations set forth herein.

In the third proposal (the “Third Proposal” or “Proposal 3”), Stockholders are being asked to authorize the Company, with approval of the Board of the Company, to issue warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock in one or more offerings.

In the fourth proposal (the “Fourth Proposal” or “Proposal 4”), Stockholders are being asked to ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

*	WILL MY VOTE MAKE A DIFFERENCE?

YES! Your vote is important to the governance of the Company, no matter how many shares you own.

*	WHO IS ASKING FOR YOUR VOTE?

The enclosed proxy is solicited by the Board for use at the Annual Meeting to be held on May 9, 2011, and, if the Annual Meeting is adjourned or postponed, at any later meetings, for the purposes stated in the Notice of Annual Meeting (see previous page).

*	HOW DOES THE COMPANY’S BOARD RECOMMEND THAT STOCKHOLDERS VOTE ON THE PROPOSALS?

The Board recommends that you vote “FOR” each Proposal.

*	WHO IS ELIGIBLE TO VOTE?

Stockholders of record at the close of business on March 10, 2011 are entitled to be present and to vote at the Annual Meeting or any adjournments or postponements thereof. Each share of common stock is entitled to one vote. Shares represented by duly executed proxies will be voted in accordance with your instructions. If you sign the proxy, but don’t fill in a vote, your shares will be voted in accordance with the Board’s recommendation. If any other business is brought before the Annual Meeting, your shares will be voted by the proxyholders at their discretion according to the Board’s recommendation.

*	WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A BENEFICIAL OWNER OF SHARES?

Stockholders of record own shares that are registered directly in their name with the Company’s transfer agent, BNY Mellon Asset Servicing (US) Inc. The Notice of Annual Meeting, Proxy Statement and proxy card are being sent directly to Stockholders of record by the Company. Stockholders of record have the right to vote in person at the Annual Meeting or to grant a voting proxy directly to the Company. Beneficial owners of shares own shares that are held in a stock brokerage account or by a bank or other nominee. Beneficial owners’ shares are considered to be held in street name, and the Notice of Annual Meeting, Proxy Statement and proxy card are being forwarded to beneficial owners by their respective broker, bank or other nominee who is considered, with respect to those shares, the Stockholder of record. A beneficial owner has the right to direct its broker, bank or other nominee on how to vote and is also invited to attend the Annual Meeting. A beneficial owner may vote shares by voting in accordance with the Notice of Annual Meeting, by returning a proxy card to the Company or by making an arrangement with its broker, bank or other nominee concerning how such broker, bank or other nominee should vote its shares. A beneficial owner may also vote its shares in person at the Annual Meeting, if the beneficial owner brings a brokerage statement reflecting its stock ownership as of March 10, 2011, the record date.

*	HOW DO I VOTE BY PROXY?

Stockholders of record may authorize a proxy to vote on their behalf by mail, as described on the enclosed proxy card. Authorizing a proxy will not limit a Stockholder’s right to vote in person at the Annual Meeting. A properly completed and submitted proxy timely received by the Company before the Annual Meeting will be voted in accordance with the Stockholder’s instructions, unless those instructions are subsequently revoked. If the Stockholder authorizes a proxy without indicating voting instructions, the proxyholders will vote the Stockholder’s shares at their discretion according to the Board’s recommendations. Stockholders of record may also vote either via the Internet or by telephone. The enclosed proxy card includes specific instructions to be followed by Stockholders of record interested in voting via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate a Stockholder’s identity and to allow Stockholders to vote their shares and to confirm that their instructions have been properly recorded. Stockholders that vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the Stockholder.

*	HOW DO I VOTE IF MY SHARES ARE HELD THROUGH A BROKER?

Stockholders who hold shares of common stock through a broker, bank or other nominee must follow the voting instructions provided by the broker, bank or nominee, whichever is the record holder. If a Stockholder holds shares of common stock through a broker, bank or other nominee and the Stockholder wishes to vote in person at the Annual Meeting, the Stockholder must obtain a legal proxy from the record holder of the

Stockholder’s shares and present the proxy at the Annual Meeting. If the Stockholder does not vote in person at the Annual Meeting or does not submit voting instructions to its broker, bank or nominee, the broker, bank or other nominee will not be permitted to vote the Stockholder’s shares on non-routine proposals. The First, Second and Third Proposals are considered non-routine proposals. For non-routine proposals, a broker, bank or other nominee that holds shares in street name on behalf of a Stockholder must receive voting instructions from the beneficial owner of the shares in order for the shares to be voted at the Annual Meeting. Broker non-votes represent those shares held in street name for which the beneficial Stockholder has not provided voting instructions. Since the Fourth Proposal is a routine proposal, there may be broker non-votes at the Annual Meeting. If there are broker non-votes at the Annual Meeting, they will be treated as present at the Annual Meeting for quorum purposes but will not be voted at the Annual Meeting with respect to the Second and Third Proposals. Broker non-votes, if any, would have the effect of a vote “Against” the Second Proposal but will have no effect on the Third Proposal. With respect to the First Proposal, Mr. Jerrold B. Harris would be elected by the affirmative vote of a plurality of all shares of common stock of the Company present, in person or by proxy, at the Annual Meeting. When there is one vacancy for the office of director, as is the case here, a vote by plurality means the nominee with the highest number of affirmative votes will be elected, regardless of the votes withheld for the candidate. Therefore, with respect to the First Proposal, withheld votes and broker non-votes, if any, will not be counted towards a nominee’s achievement of a plurality. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee cannot vote its shares for the First, Second and Third Proposals. If the beneficial owner authorizes a proxy or properly executes any materials prepared by the broker, bank, or other nominee without indicating voting instructions, the broker, bank or other nominee will have the discretion to vote its shares according to the Board’s recommendations.

*	CAN I REVOKE MY PROXY OR CHANGE MY VOTE?

After a Stockholder of record sends a proxy card, the Stockholder of record can revoke a proxy at any time before it is exercised by (1) delivering a written revocation notice prior to the Annual Meeting to BlackRock Kelso Capital Corporation, Attention: Corporate Secretary, 40 East 52nd Street, New York, New York 10022; (2) submitting a later-dated proxy card, a later-dated electronic vote via the Internet site stated on the proxy card, or a later-dated vote using the toll-free telephone number stated on the proxy card; or (3) voting in person at the Annual Meeting. If the Stockholder holds shares of common stock through a broker, bank or other nominee, the Stockholder must follow the instructions received from the broker, bank or other nominee in order to revoke the voting instructions. Attending the Annual Meeting does not revoke a proxy unless the Stockholder also votes in person at the Annual Meeting.

*	WHO IS PAYING FOR THE SOLICITATION OF PROXIES?

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, assembling, printing, mailing and posting to the Internet the Notice of Annual Meeting, this Proxy Statement, the proxy card and any additional information furnished to Stockholders. The Company intends to use the services of Georgeson Inc. to assist in the solicitation of proxies. The Company expects to pay market rates for such services, with an estimated fee of $6,500 plus expenses.

Proxies may also be solicited in person and/or by telephone, mail, facsimile transmission or email by our directors or our officers and/or the officers or employees of BlackRock Kelso Capital Advisors LLC, the Company’s investment advisor (the “Advisor”). No additional compensation will be paid to directors, officers or regular employees for such services.

*	WHAT VOTE IS REQUIRED TO APPROVE EACH OF THE PROPOSALS?

First Proposal. The affirmative vote of a plurality of all shares of common stock of the Company present at the Annual Meeting, in person or by proxy, is required to elect the nominee as a director. When there is one vacancy for director, as is the case here, a vote by a plurality means the nominee with the highest number of affirmative votes, regardless of the votes withheld for the candidate, will be elected. Therefore, with respect to the First Proposal, withheld votes and broker non-votes, if any, will not be counted towards a nominee’s achievement of a plurality.

Second Proposal. To authorize flexibility for the Company, with approval of the Board of the Company, to sell or otherwise issue shares of its common stock at a price below the Company’s then current net asset value per share in one or more offerings, subject to certain limitations set forth herein, the following vote is required: the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company, which includes directors, officers, employees and 5% Stockholders. For purposes of the Second Proposal, the Investment Company Act of 1940 (the “1940 Act”) defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is the less. Abstentions and broker non-votes will have the same effect as votes against the Second Proposal.

Third Proposal. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to authorize the Company, with approval of the Board of the Company, to issue warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock in one or more offerings. Abstentions and broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on the Third Proposal.

Fourth Proposal. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011 (i.e., the number of shares voted “for” the ratification of the selection of Deloitte & Touche LLP exceeds the number of votes “against” the ratification of the selection of Deloitte & Touche LLP). Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on the Fourth Proposal. Because brokers will have discretionary authority to vote for the ratification of the selection of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there should not be any broker non-votes with respect to the Fourth Proposal.

*	HOW ARE VOTES COUNTED?

For the First Proposal, a plurality of all shares of common stock of the Company present at the Annual Meeting, in person or by proxy, is required to elect the nominee as a director. When there is one vacancy for director, as in the case of the First Proposal, a vote by a plurality means the nominee with the highest number of affirmative votes, regardless of the votes withheld for the candidate, will be elected. If a Stockholder holds shares in street name through a broker, bank or other nominee, the Stockholder’s broker, bank or other nominee will not be permitted to exercise voting discretion with respect to the First Proposal. Therefore, if a Stockholder holds shares through a broker, bank or other nominee and the Stockholder does not give its broker, bank or other nominee specific instructions on how to vote and sufficient shares are present at the Annual Meeting for quorum purposes, or the Stockholder does not vote in accordance with the voting instructions on the proxy card, the Stockholder’s shares will be treated as present, but will not be counted towards a nominee’s achievement of a plurality.

For the Second Proposal, Stockholders may vote “For,” “Against,” or “Abstain.” A vote for “Abstain” with respect to the Second Proposal will not be voted in favor of or against the Second Proposal, but will be treated as present and will have the effect of a vote “Against” the Second Proposal. If a Stockholder holds shares in street name through a broker, bank or other nominee, the Stockholder’s broker, bank or other nominee will not be permitted to exercise voting discretion with respect to the Second Proposal. Therefore, if a Stockholder holds shares through a broker, bank or other nominee and the Stockholder does not give its broker, bank or other nominee specific instructions on how to vote and sufficient shares are present at the Annual Meeting for quorum purposes, or the Stockholder does not vote in accordance with the voting instructions on the proxy card, the Stockholder’s shares will be treated as present and will have the effect of a vote “Against” the Second Proposal.

For the Third Proposal, Stockholders may vote “For,” “Against,” or “Abstain.” A vote for “Abstain” with respect to the Third Proposal will not be included in determining the number of votes cast and, as a result, will have no effect on the Third Proposal. If a Stockholder holds shares in street name through a broker, bank or other nominee, the Stockholder’s broker, bank or other nominee will not be permitted to exercise voting discretion with respect to the Third Proposal. Therefore, if a Stockholder holds shares through a broker, bank or other nominee and the Stockholder does not give its broker, bank or other nominee specific instructions on how to vote and sufficient shares are present at the Annual Meeting for quorum purposes, or the Stockholder does not vote in accordance with the voting instructions on the proxy card, the Stockholder’s shares will be treated as present but not cast and will have no effect on the Third Proposal.

For the Fourth Proposal, Stockholders may vote “For,” “Against,” or “Abstain.” A vote for “Abstain” with respect to the Fourth Proposal will not be included in determining the number of votes cast and, as a result, will have no effect on the Fourth Proposal. If a Stockholder holds shares in street name through a broker, bank or other nominee, the Stockholder’s broker, bank or nominee will be permitted to exercise voting discretion with respect to the Fourth Proposal.

If a Stockholder signs a proxy card with no further instructions, the Stockholder’s shares will be voted in accordance with the recommendations of the Board with respect to the First, Second, Third and Fourth Proposals. The proxyholders will vote in accordance with their discretion with regard to any other matter that properly comes before the Annual Meeting.

If there appears not to be enough votes to approve any of the Proposals at the Annual Meeting, the Chairman of the Annual Meeting or a majority of the Stockholders who are represented in person or by proxy and entitled to vote at the Annual Meeting may vote to adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote proxies held by them for such adjournment, unless marked to be voted against the proposal for which an adjournment is sought, to permit the further solicitation of proxies.

*	HOW MANY SHARES OF THE COMPANY WERE OUTSTANDING AS OF THE RECORD DATE?

The Company had 72,780,636 shares of common stock outstanding at the close of business on the record date. Each share of common stock is entitled to one vote.

*	WHAT IS A QUORUM FOR PURPOSES OF THE PROPOSALS BEING VOTED ON AT THE ANNUAL MEETING?

The holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and present in person or by proxy will constitute a quorum for the proposals; provided, however, that if there is no contest for the election of directors, and a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting are not present in person or by proxy, the holders of one-third of such shares shall constitute a quorum to the extent permitted by applicable law. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

The Proposals

*	FIRST PROPOSAL: TO ELECT THE CLASS I DIRECTOR.

*	WHO IS THE NOMINEE FOR CLASS I DIRECTOR?

Mr. Jerrold B. Harris has been nominated for re-election to the Board at the Annual Meeting. Certain information concerning Mr. Harris is set forth below. Mr. Harris has been a director of the Company since 2005.

The Board is divided into three classes, designated Class I, Class II and Class III. The term of office of directors of one class expires at each annual meeting of Stockholders on a staggered basis. Each class of directors holds office for a three-year term. For example, the Class I director, Mr. Harris, stands for re-election at this year’s annual meeting of Stockholders; the Class II directors, Messrs. William E. Mayer and François de Saint Phalle, are expected to stand for re-election at the Company’s 2012 annual meeting of Stockholders; and the Class III directors, Mr. James R. Maher and Ms. Maureen K. Usifer, are expected to stand for re-election at the Company’s 2013 annual meeting of Stockholders. Each director holds office for the three-year term to which he or she is elected and until his or her successor is duly elected and qualifies or until his or her earlier resignation, removal from office, death or incapacity.

The NASDAQ Global Select Market rules require listed companies, such as the Company, to have a board of directors composed of at least a majority of independent directors. Independent directors are those who are not interested persons of the Company or of the Advisor, for purposes of the 1940 Act (the “Independent Directors”). Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. As part of its annual assessment of director independence as required under The NASDAQ Global Select Market rules, our Board has determined that the following directors are independent: Messrs. Harris, Mayer and de Saint Phalle and Ms. Usifer. Based upon information requested from each director concerning his or her background, employment and affiliations, our Board has affirmatively determined that none of the Independent Directors has a material business or professional relationship with the Company, other than in his or her capacity as a member of the Board or any Board committee.

Mr. Harris is an Independent Director. Mr. Harris is the Class I director nominated for re-election at the Annual Meeting:

Name, Address and Year of Birth(1)	Positions Held with the Company and Principal Occupation(s) During the Past 5 Years and Other Background Information	Term of Office and Length of Time Served	Number of Portfolios in Fund Complex Overseen by Director or Nominee	Other Directorships Held by Director or Nominee for Director During the Past 5 Years
Jerrold B. Harris 1942

Mr. Harris is a director of the Company. Mr. Harris has been retired since 1999.

From 1990 to 1999, Mr. Harris was President and Chief Executive Officer of VWR Scientific Products Corporation (which was acquired by Merck KGaA in 1999). Mr. Harris earned a B.S. degree from the University of California at Berkeley in 1964.

		Director since 2005; Term expires 2011.	None(2)	Mr. Harris is currently a director of the active exchange-listed funds comprising the BlackRock Closed-End Fund Complex and of Henry Troemner LLC, a manufacturer of scientific equipment. Mr. Harris is also a trustee of Ursinus College and a director of Delta Waterfowl Foundation. From 1996 to 2007, Mr. Harris was a director of the BlackRock Liquidity Funds.

Below is information concerning the directors who are not subject to re-election at this Annual Meeting:

Independent Directors:

Name, Address and Year of Birth(1)	Positions Held with the Company and Principal Occupation(s) During the Past 5 Years and Other Background Information	Term of Office and Length of Time Served	Number of Portfolios in Fund Complex Overseen by Director or Nominee	Other Directorships Held by Director or Nominee for Director During the Past 5 Years
William E. Mayer 1940

Mr. Mayer is a director of the Company. Mr. Mayer is currently the owner of the United Football League franchise, Hartford Colonials (formally, the New York Sentinels). Since 1999, he has been a partner of Park Avenue Equity Partners L.P. (“Park Avenue”), which he co-founded.

Additionally, from the fall of 1992 until December 1996, Mr. Mayer was a professor and Dean of the College of Business and Management at the University of Maryland. From 1991 to 1992, Mr. Mayer served as a professor and Dean of the Simon Graduate School of Business at the University of Rochester. Mr. Mayer worked for The First Boston Corporation from 1967 to 1990.

During his career at The First Boston Corporation, Mr. Mayer held numerous management positions including President and Chief Executive Officer. Mr. Mayer was a First Lieutenant in the U.S. Air Force. He holds a B.S. degree and an M.B.A. degree from the University of Maryland.

		Director since 2005; Term expires 2012.	None(2)	Mr. Mayer is currently a board member of Lee Enterprises (a newspaper company owning or having stakes in over 50 daily newspapers) and DynaVox Inc. (a leading provider of speech generating devices and special education software for persons with speech, language and learning challenges). Mr. Mayer is also a trustee of the Columbia Funds Family of Mutual Funds. From 2003 to 2007, Mr. Mayer was a director of The Reader’s Digest Association, Inc. and from 2001 to 2005 he was a director of First Health Group Corp. Mr. Mayer is a former Chairman of the Aspen Institute and Chairman of the Board of Trustees of The University of Maryland.

Name, Address and Year of Birth(1)	Positions Held with the Company and Principal Occupation(s) During the Past 5 Years and Other Background Information	Term of Office and Length of Time Served	Number of Portfolios in Fund Complex Overseen by Director or Nominee	Other Directorships Held by Director or Nominee for Director During the Past 5 Years
François de Saint Phalle 1946

Mr. de Saint Phalle is a director of the Company. Mr. de Saint Phalle has been a private equity investor, financial advisor and investment banker for more than thirty-five years. Mr. de Saint Phalle has been a private investor since 2000.

From 2000 to 2002, Mr. de Saint Phalle was a consultant for Evercore Partners, Inc., an investment banking boutique and investment advisor. From 1989 to 2000 he was Chief Operating Officer and Vice Chairman of Dillon, Read & Co. Inc. before it was merged into UBS. In this capacity Mr. de Saint Phalle was responsible for the oversight of the firm’s capital commitments in debt and equity markets. Previously, Mr. de Saint Phalle worked for 21 years at Lehman Brothers. Mr. de Saint Phalle was named a general partner of the firm in 1976 and at various points he managed the Corporate Syndicate Department, the Equity Division and co-headed the Corporate Finance Department. From 1985 to 1989 Mr. de Saint Phalle served as Chairman of Lehman International, with a primary responsibility for developing a coordinated international finance strategy with American Express which had acquired Lehman in 1984. Mr. de Saint Phalle was named to Lehman’s Operating and Compensation Committees in 1980. He received his B.A. from Columbia College.

		Director since 2005; Term expires 2012.	None(2)	Mr. de Saint Phalle is a director of Evercore Partners, Inc. and Cornerstone Management Solutions, Inc., a provider of technology-based real estate transaction services. Mr. de Saint Phalle is also a member Emeritus of the Board of Visitors of Columbia College.

Name, Address and Year of Birth(1)	Positions Held with the Company and Principal Occupation(s) During the Past 5 Years and Other Background Information	Term of Office and Length of Time Served	Number of Portfolios in Fund Complex Overseen by Director or Nominee	Other Directorships Held by Director or Nominee for Director During the Past 5 Years

Maureen K. Usifer 1960

Ms. Usifer is a director of the Company. Ms. Usifer has been a Vice President of Investor Relations with Church & Dwight Co., Inc. (“Church & Dwight”), a major producer of baking soda and consumer products, since April 2009. From May 2004 until April 2009, she was a senior finance director with Church & Dwight.

From October 2001 until May 2004, Ms. Usifer was the Chief Financial Officer of Armkel, LLC a joint venture with Church & Dwight and Kelso & Company, L.P. that encompassed over $400 million in personal care sales. Ms. Usifer was Division Controller of Church & Dwight’s Armus joint venture, which encompassed $500 million in laundry sales, from May 2000 through October 2001. From 1996 through 2000, Ms. Usifer was a Senior Finance Manager of Church & Dwight responsible for all of the Arm & Hammer’s personal care businesses. Ms. Usifer received an undergraduate degree in business from St. Michael’s College and an M.B.A. in Finance from Clarkson University.

		Director since 2005; Term expires 2013.	None(2)	None

Name, Address and Year of Birth(1)	Positions Held with the Company and Principal Occupation(s) During the Past 5 Years and Other Background Information	Term of Office and Length of Time Served	Number of Portfolios in Fund Complex Overseen by Director or Nominee	Other Directorships Held by Director or Nominee for Director During the Past 5 Years
Interested Director:

James R. Maher* 1949

Mr. Maher is Chairman of the Board and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Advisor. Mr. Maher is a co-founder of the Company and has served as its Chairman and Chief Executive Officer since its formation in 2004.

Mr. Maher was, from 2001 until June 2004, a Partner at Park Avenue, a private equity fund manager specializing in middle- market management buyouts and growth capital investments. Prior to joining Park Avenue, Mr. Maher served as President of MacAndrews & Forbes Holdings Inc., a diversified holding company with interests primarily in consumer products and financial services companies, and Chairman of Laboratory Corporation of America Holdings (“LabCorp”), after serving as President and Chief Executive Officer of National Health Laboratories, LabCorp’s predecessor, from 1992 to 1995. Prior to joining National Health Laboratories, Mr. Maher was Vice Chairman and a member of the Operating Committee of The First Boston Corporation, an international investment-banking firm. He served on the Group Executive Committee of CS First Boston, Inc., where he was responsible for the global oversight of merger and acquisition activities, as well as the investment committee. He was also Head of the Investment Banking Group for more than four years. Mr. Maher received a Master’s in Business Administration from Columbia University and an undergraduate degree from Boston College.

		Director since 2005; Term expires 2013.	None(2)	Mr. Maher is a trustee of Prep for Prep, an organization that assists intellectually gifted public school students from minority group backgrounds, and prepares them for placement in independent schools. Additionally, until 2006, Mr. Maher served as a director of Panavision, Inc., a designer and manufacturer of high-precision film camera systems.

*	Mr. Maher is an “interested person” (for purposes of the 1940 Act) of the Company because he is an officer of the Company and of the Advisor.

(1)	Unless otherwise specified, the business address of the Directors and officers of the Company is c/o BlackRock Kelso Capital Corporation, 40 East 52nd Street, New York, New York 10022.

(2)	Other than the Company.

*	DOES THE BOARD HAVE ANY COMMITTEES?

Yes. The Board has determined that the efficient conduct of the Company’s affairs makes it desirable to delegate responsibility for certain specific matters to committees of the Board. The committees meet as often as necessary, either in conjunction with regular meetings of the Board or otherwise. The Board has created a Governance Committee comprised of all of the Independent Directors. The Board has also created an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) comprised solely of Independent Directors. The Board does not have a compensation committee because the Company’s executive officers do not receive any direct compensation from the Company.

Audit Committee

The members of the Audit Committee are Ms. Usifer (Chair) and Messrs. de Saint Phalle, Harris and Mayer, each of whom is independent for purposes of the 1940 Act and The NASDAQ Global Select Market corporate governance regulations. The Board has determined that Ms. Usifer is an “audit committee financial expert” as defined under Item 407 of Regulation S-K of the Exchange Act. The Audit Committee operates pursuant to a charter approved by the Board, a copy of which is available on the Company’s website at http://www.blackrockkelso.com/InvestorRelations/CorporateGovernance. The charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board in fulfilling its responsibilities for overseeing all material aspects of the Company’s accounting and financial reporting processes, internal control and audit functions, monitoring the independence and performance of the Company’s independent accountants, providing a means for open communication among the Company’s independent accountants, financial and senior management and the Board, reviewing preliminary investment valuations by independent valuation firms and recommending valuations to the Board, and overseeing compliance by the Company with legal and regulatory requirements.

Governance Committee

The members of the Governance Committee are Mr. Mayer (Chair), Ms. Usifer and Messrs. Harris and de Saint Phalle, each of whom is independent for purposes of the 1940 Act and The NASDAQ Global Select Market corporate governance regulations. The Governance Committee operates pursuant to a charter approved by the Board, which is available on the Company’s website at http://www.blackrockkelso.com/InvestorRelations/CorporateGovernance. The Governance Committee acts in accordance with the Governance Committee charter. The Governance Committee performs those functions enumerated in the Governance Committee charter including, but not limited to, making nominations for the appointment or election of Independent Directors, reviewing Independent Director compensation, retirement policies and personnel training policies and administering the provisions of the code of ethics applicable to the Independent Directors.

The Governance Committee may consider nominations for the office of director made by Company Stockholders as it deems appropriate. Stockholders who wish to recommend a nominee should send a recommendation to the Company’s Secretary that includes all information relating to such person that is required to be disclosed in solicitations of proxies for the election of members to the Board or is required by the advance notice provision of the Company’s bylaws. For a candidate to be considered by the Governance Committee, a Stockholder must submit the recommendation in writing and must include:

•

the name and record address of the Stockholder, the class or series and number of shares of the Company which are owned beneficially or of record by the Stockholder, a description of all arrangements or understandings between the Stockholder and each proposed candidate and any other person or persons (including their names) in connection with which the nomination(s) are to be made by the Stockholder, a representation that the Stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its recommendation and any other information relating to the Stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors/trustees pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

•

the name, age, business address and residential address of the candidate(s), the principal occupation or employment of the candidate(s), the class or series and number of shares of the Company which are owned beneficially or of record by the candidate(s), if any, and any other information relating to the candidate(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors/trustees pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Such recommendation must be accompanied by a written consent of each proposed candidate to being named as a nominee and to serve as a director if elected. The Governance Committee may take into consideration the number of shares of the Company’s common stock held by the recommending Stockholder and the length of time that such shares have been held. The Governance Committee seeks to identify individuals to serve on the Board who have a diverse range of viewpoints, qualifications, experiences, backgrounds and skill sets so that the Board will be better suited to fulfill its responsibility of overseeing the Company’s activities. In so doing, the Governance Committee reviews the size of the Board and the knowledge, experience, skills, expertise and diversity of the directors in light of the issues facing the Company in determining whether one or more new directors should be added to the Board. The Governance Committee believes that the directors as a group possess the array of skills, experiences and backgrounds necessary to guide the Company.

Stockholder recommendations for nominees must set forth the information required by the Company’s bylaws, which includes the information described above, and must be delivered to or mailed and received at the Company’s principal executive office not more than 120 days nor fewer than 90 days in advance of the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that if the date of the annual meeting has changed by more than 30 days from the prior year, the nomination must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs.

Code of Ethics

The Company has adopted codes of ethics and business conduct which apply to, among others, the members of the Board, as well as its officers, including its Chief Executive Officer and Chief Financial Officer. The Company’s codes of ethics and business conduct can be accessed at the Company’s website at http://www.blackrockkelso.com/InvestorRelations/CorporateGovernance. The Company intends to disclose any amendments to or waivers of required provisions of the applicable codes on the Company’s website and as otherwise required by the rules promulgated by The NASDAQ Global Select Market and the SEC.

*	WHAT QUALIFICATIONS ARE CONSIDERED OF DIRECTOR NOMINEES?

The charter of the Governance Committee of the Board provides for evaluating potential director candidates against the knowledge, experience, skills, expertise and diversity that in the Company’s view are necessary and desirable for such candidates. The knowledge, experience, skills, expertise and diversity of a director candidate are considered in their totality, and none of the criteria, in isolation, is controlling. The Company believes that the criteria set forth in the Governance Committee charter allow for directors who have balanced and diverse experience, skills, attributes and qualifications, which in turn allows the Board to operate effectively in governing the Company and protecting the interests of its Stockholders. Each director’s background and experience evince the ability to perform his or her duties as a director effectively. In particular, these experiences include the director’s education or professional training; business, consulting, public service or academic positions; experience from service as a board member of the Company, other investment companies, public companies, or non-profit entities or other organizations; ongoing commitment and participation in Board and committee meetings, as well as leadership of standing committees throughout the years; or other relevant life experiences.

The table below discusses some of the experiences, qualifications and skills of each of our directors that support the conclusion that they should serve (or continue to serve) as such.

Director	Experiences, Qualifications and Skills

Mr. Maher	Mr. Maher’s over 30 years of experience in investment banking, private equity and as an executive officer of various publicly traded and private companies provides the Company with a wealth of practical business knowledge and leadership. In particular, Mr. Maher’s mergers and acquisitions and investment banking experience at The First Boston Corporation and his knowledge of middle-market management buyouts and growth capital investments from his time at Park Avenue provides the Company with greater insight into the analysis and evaluation of both its existing investment portfolio and potential future investments. Mr. Maher’s previous service on the Board also provides him with a specific understanding of the Company, its operations, and the business and regulatory issues facing business development companies. In addition, Mr. Maher’s positions as Chief Executive Officer of the Company and the Advisor provides the Board with a direct line of communication to, and direct knowledge of the operations of, the Company and its investment advisor, respectively.

Mr. Harris	Mr. Harris’s time as President and Chief Executive Officer of VWR Scientific Products Corporation benefits the Company by providing it with additional business leadership and experience, while adding the benefit of Mr. Harris’s practical knowledge of the chemicals industry and national and international product distribution. In addition, Mr. Harris’s position as a trustee to the BlackRock closed-end fund boards allows him to bring to the Board and the Company the benefit of his experience as a director to other investment companies governed by the 1940 Act. Mr. Harris’s previous service on the Board also provides him with a specific understanding of the Company, its operations, and the business and regulatory issues facing business development companies. Mr. Harris’s independence from us and the Advisor fosters his role as a member of the Board’s Governance and Audit Committees.

Mr. Mayer	Mr. Mayer has served in numerous executive management positions, including Chief Executive Officer at The First Boston Corporation. In addition, Mr. Mayer spent four years as Dean of the College of Business and Management at the University of Maryland, and prior to that was Dean of the Simon Graduate School of Business at the University of Rochester. Mr. Mayer’s experience in academia, when coupled with his practical business experience and knowledge, adds a dimension of balance to the Company’s governance and provides it with a different kind of business perspective. In addition, Mr. Mayer’s leadership and experience at Park Avenue serves to keep the Company abreast of the latest trends in private equity. Mr. Mayer’s previous service on the Board also provides him with a specific understanding of the Company, its operations, and the business and regulatory issues facing business development companies. Mr. Mayer’s independence from us and the Advisor enhances his service as Chair of the Board’s Governance Committee and as a member of its Audit Committee.

Mr. de Saint Phalle	Mr. de Saint Phalle’s many years of experience in investment banking, private equity, corporate finance and the financial advisory industry provides the Company with broad and diverse knowledge concerning general business trends and the capital markets. In particular, Mr. de Saint Phalle’s three years as a consultant to Evercore Partners and his past overall responsibility for the debt and equity capital commitments of Dillon, Read & Co. provides the Company with enhanced oversight of its investment decision and investment valuation processes. Mr. de Saint Phalle’s previous service on the Board also provides him with a specific understanding of the Company, its operations, and the business and regulatory issues facing business development companies. Mr. de Saint Phalle’s independence from us and the Advisor enhances his role as a member of the Board’s Governance and Audit Committees.

Ms. Usifer	Ms. Usifer’s current role as Vice President of Investor Relations with Church & Dwight provides invaluable guidance to the Company’s own investor relations efforts. In addition, Ms. Usifer’s past experience as senior finance director at Church & Dwight and Chief Financial Officer of Armkel, LLC greatly benefits the Company’s oversight of its quarterly and annual financial reporting obligations. Moreover, Ms. Usifer’s knowledge of financial and accounting matters qualify her as the Board’s audit committee financial expert, and her in-depth knowledge of consumer goods benefits the Company’s investment efforts in this industry. Ms. Usifer’s previous service on the Board also provides her with a specific understanding of the Company, its operations, and the business and regulatory issues facing business development companies. Ms. Usifer’s independence from us and the Advisor enhances her service as Chair of the Board’s Audit Committee and as a member of its Governance Committee.

*	IS THE CHAIRMAN OF THE BOARD AN INTERESTED DIRECTOR?

Yes. Our directors have been divided into two groups—interested directors and Independent Directors. Interested directors are interested persons as defined in the 1940 Act. The Board’s chairman, James R. Maher, is the Company’s sole interested director. Mr. Maher is an interested director because he is an officer of the Company and the Advisor. In part because the Company is an externally-managed investment company, the Board believes having an interested chairperson that is familiar with the Company’s portfolio companies, its day-to-day management and the operations of its Advisor enhances, among other things, the Board’s understanding of the Company’s investment portfolio, business, finances and risk management efforts. In addition, the Board believes that Mr. Maher’s employment with the Advisor better allows for the efficient mobilization of the Advisor’s resources at the Board’s behest and on its behalf.

*	IS THERE A LEAD INDEPENDENT DIRECTOR?

No. The Board does not have a lead Independent Director. The Board believes its relatively small size and the composition and leadership of its committees allow each director to enjoy full, accurate and efficient communication with the Company, the Advisor and management, and facilitates the timely transmission of information among such parties.

*	WHAT IS THE BOARD’S ROLE WITH RESPECT TO OVERSIGHT OF THE COMPANY’S RISKS?

As is the case with most business development companies and investment companies, the Company’s investment adviser has responsibility for the day-to-day management of the Company, which includes responsibility for risk management. Examples of prominent risks include investment risk, regulatory and compliance risks, operational risks, accounting risks, valuation risks, service provider risks and legal risks. As part of its oversight role, the Board, acting at its scheduled meetings, or the Board’s Chairman, acting between Board meetings, interacts with and receives reports from senior personnel of service providers, including the Advisor’s portfolio management personnel. The Board receives periodic presentations and reports from senior personnel of the Advisor regarding risk management generally, as well as periodic presentations regarding specific operational, compliance or investment areas such as accounting, administration, anti-money laundering, business continuity, personal trading, valuation, and investment research. The Board also receives reports from counsel to the Company and the Board’s own independent legal counsel regarding regulatory compliance and governance matters. The Board’s Audit Committee receives periodic communications from the Company’s independent registered public accounting firm. The Board interacts with and receives reports from the Company’s Chief Compliance Officer in connection with each scheduled meeting and, at least on an annual basis, the Company’s Independent Directors meet separately from the Advisor and the Company’s management, with the Company’s Chief Compliance Officer and independent legal counsel on regulatory compliance matters. The Board’s oversight role does not make the Board a guarantor of the Company’s investments or activities. While there are a number of risk management functions performed by the Advisor and the other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the Company.

*	HOW CAN THE COMPANY’S STOCKHOLDERS SEND COMMUNICATIONS TO THE DIRECTORS?

Stockholders and other interested parties may communicate with the Board or any member of the Board by mail addressed to the Board or the Board member(s) with whom they wish to communicate by either name or title. All such correspondence should be sent c/o Secretary of the Company at 40 East 52nd Street, New York, New York 10022.

*	HOW OFTEN DO THE DIRECTORS MEET?

In 2010, the number of meetings held for the full Board totaled seven and the number of meetings held for the Audit Committee totaled four. The Governance Committee met twice in 2010. During the Company’s last full fiscal year, each director attended at least 75% of the aggregate of (i) all regular meetings of the Board of the Company and (ii) all meetings of all committees of the Board of the Company on which the director served. The Company requires each director to make a diligent effort to attend all Board and committee meetings, and encourages, but does not require, directors to attend the annual meeting of Stockholders. At the 2010 Annual Meeting, one of the five directors attended in person.

*	WHAT ARE THE COMPANY’S DIRECTORS AND OFFICERS PAID FOR THEIR SERVICES?

The NASDAQ Global Select Market rules require listed companies, such as the Company, to approve the compensation of the chief executive officer. The Company has not paid, and does not intend to pay, compensation to our executive officers for their service as executive officers of the Company. Our executive officers are employees of and are compensated by the Advisor and/or the Company’s administrator. The Independent Directors have approved the investment management agreement between the Company and the Advisor and the administration agreement between the Company and its administrator, each as required under the 1940 Act.

The following table shows information regarding the compensation received by the Independent Directors and officers from the Company for the fiscal year ended December 31, 2010. No compensation is paid to directors who are “interested persons” as defined in the 1940 Act.

Name and Principal Position with the Company	Fees Earned From or Paid in Cash by the Company	Pension or Retirement Benefits Accrued As Part of the Company’s Expenses(1)	All Other Compensation	Total Compensation From the Company Received by Directors
Independent Directors
Jerrold B. Harris, Director	$94,000	None	None	$94,000
William E. Mayer, Director	96,500	None	None	96,500
François de Saint Phalle, Director	92,750	None	None	92,750
Maureen K. Usifer, Director	101,500	None	None	101,500
Interested Director
James R. Maher(2), Chairman of the Board Officers	None	None	None	None
Michael B. Lazar(2), Chief Operating Officer	None	None	None	None
Frank D. Gordon(3), Chief Financial Officer, Secretary and Treasurer	None	None	None	None
Matthew J. Fitzgerald(4)(5), Chief Compliance Officer	None	None	None	None
John H. Blevins(3)(4), Chief Compliance Officer	None	None	None	None

(1)	We do not have a pension or retirement plan or deferred compensation plan, and directors do not receive any pension or retirement benefits.

(2)	Messrs. Maher and Lazar are employees of, and compensated by, the Advisor.

(3)	Messrs. Gordon and Blevins are employees of, and compensated by, BlackRock Financial Management, Inc. Mr. Gordon is also compensated, in part, by the Advisor.

(4)	On November 3, 2010, the Board appointed Mr. Fitzgerald as the Company’s Chief Compliance Officer to replace Mr. Blevins who had resigned as the Company’s Chief Compliance Officer to fulfill his increasing duties as Managing Director and Deputy Chief Compliance Officer of BlackRock, Inc.

(5)	Mr. Fitzgerald is currently an employee of BlackRock Institutional Trust Company N.A.

As compensation for serving on our Board, each Independent Director received an annual fee of $75,000 in 2010 and will receive an annual fee of $87,500 in 2011. Additionally, each Independent Director receives meeting attendance fees of $2,500 ($1,250 for telephonic attendance) per board meeting and $1,000 ($500 for telephonic attendance) per committee meeting attended plus reimbursement of reasonable out-of-pocket expenses incurred in connection with such attendance. In addition, the chairperson of the audit committee receives an annual fee of $7,500 and the chairperson of any other committee receives an annual fee of $2,500 for their additional services in these capacities. In addition, we purchase directors’ and officers’ liability insurance on behalf of our directors and officers.

*	HOW LARGE A STAKE DO THE DIRECTORS HAVE IN THE COMPANY?

The Directors believe each director should have an investment in the Company. The following table sets forth the dollar range of our common stock beneficially owned by each of our directors as of March 15, 2011. We are not part of a “family of investment companies” as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity Securities in the Company(1)(2)
Independent Directors:
Jerrold B. Harris	Over $ 100,000
William E. Mayer	Over $ 100,000
François de Saint Phalle	Over $ 100,000
Maureen K. Usifer	Over $ 100,000

Interested Director and Executive Officer:
James R. Maher	Over $ 100,000

(1)	Dollar ranges are as follows: None; $1—$10,000; $10,001—$50,000; $50,001—$100,000; or over $100,000.

(2)	The dollar range of equity securities beneficially owned is based on the closing price of $10.00 per share of our common stock on March 15, 2011 on The NASDAQ Global Select Market.

*	WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?

The election of Mr. Harris requires the affirmative vote of a plurality of the shares voted. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

*	HOW DO THE DIRECTORS RECOMMEND I VOTE ON THIS PROPOSAL?

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEE.

* * * * *

*	SECOND PROPOSAL: TO AUTHORIZE FLEXIBILITY FOR THE COMPANY, WITH APPROVAL OF THE BOARD OF THE COMPANY, TO SELL OR OTHERWISE ISSUE SHARES OF ITS COMMON STOCK AT A PRICE BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE PER SHARE IN ONE OR MORE OFFERINGS, SUBJECT TO CERTAIN LIMITATIONS SET FORTH HEREIN.

The Company is a closed-end investment company that has elected to be regulated as a business development company (a “BDC”) under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the current net asset value per share of such stock or “NAV,” unless its Stockholders authorize such a sale and the Board makes certain determinations.

The Company seeks the approval of its Stockholders so that it may, in one or more public or private offerings, sell or otherwise issue shares of its common stock at a price below its then current NAV, subject to certain additional conditions discussed below. If approved, the authorization by Stockholders would not include a limitation as to the number of shares of common stock the Company may issue below NAV or the level of discount from NAV as to which such shares may be issued. If approved, the authorization would be effective for a twelve month period expiring on the anniversary of the date of Stockholder approval.

Reasons to Offer Common Stock at a Price Below NAV. Capital markets have experienced a period of disruption as evidenced by a lack of liquidity in the debt capital markets, write-offs in the financial services sector, the re-pricing of credit risk and the failure of certain major financial institutions. Many investors sold assets because they had to repay debt and/or meet equity redemption requirements, creating an environment of forced selling. These sales created a negative pressure on valuations that led to unprecedented declines in prices in the corporate debt markets. The effect of all of these factors has been an increase in realized and unrealized losses on debt and equity investments of many finance companies.

The current economic environment gives companies that have access to capital a significant advantage. The Company believes that current market conditions have created opportunities to invest in assets at prices that are at discounts to their economic or intrinsic fair value. For firms that continue to have access to capital, the current environment may provide investment opportunities on more favorable terms than have been available in recent periods, including more reasonable pricing of risk and more advantageous contractual provisions. To capitalize on these investment opportunities as they arise, the Company needs to be able to maintain consistent access to capital.

Stockholder approval of the Second Proposal will provide the Company with flexibility. In addition to using a portion of net proceeds from an offering of the Company’s shares at a price below NAV to make investments in accordance with the Company’s investment objective, the Company may use a portion of the net proceeds from any such offering to repay outstanding borrowings.

Many BDCs have sought and received authorization from their stockholders to sell shares of common stock at prices below NAV for many of the same reasons discussed above. Several of those BDCs have over time completed offerings of common stock at prices per share below their respective NAV. If the Company issues additional shares, the Company’s market capitalization and the amount of publicly tradable common stock will increase, which may afford all holders of our common stock greater liquidity. A larger market capitalization may make the Company’s stock more attractive to a larger number of investors who have limitations on the size of companies in which they invest. Furthermore, a larger number of shares outstanding may increase trading volume, which could decrease the volatility in the price of the Company’s common stock in the secondary market.

As a BDC and a regulated investment company (a “RIC”), the Company depends on its ability to raise capital through the issuance of its common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve favorable tax treatment, which prevents the Company from using those earnings to support new investments (including investments into existing portfolio companies). Further, BDCs must maintain an asset coverage ratio (the ratio of total assets less total liabilities other than indebtedness to total indebtedness) of not less than 200% in order to incur debt or to issue other senior securities, meaning generally that for every dollar of debt incurred or senior securities issued, the Company must have at least two dollars of assets upon issuance. The Company’s credit facility also requires that the Company maintain an asset coverage ratio of not less than 200%.

To the extent that the Company is unable to raise capital through the issuance of equity, its ability to raise capital through the issuance of debt or senior securities may be inhibited by the 200% asset coverage ratio requirement. Failure to maintain an asset coverage ratio of not less than 200% could have severe negative consequences for a BDC, including the inability to pay dividends, breaching debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that its asset coverage ratio will fall below 200%, the markets it operates in and the general economy remain volatile and uncertain. In addition, the debt capital that will be available, if at all, to the Company may be at a higher cost and on less favorable terms and conditions in the future.

The Company’s common stock has been quoted on The NASDAQ Global Select Market under the symbol “BKCC” since June 27, 2007. The following table lists the high and low closing sales price for the Company’s common stock and the closing sales price as a percentage of NAV since shares of the Company’s common stock began being regularly quoted on The NASDAQ Global Select Market.

	NAV(1)	Closing Sales Price		Premium/ Discount of High Sales Price to NAV(2)	Premium/ Discount of Low Sales Price to NAV(2)

		High	Low
Year Ending December 31, 2007
Second Quarter (period from June 27, 2007 to June 30, 2007)	$14.88	$14.75	$14.55	99%	98%
Third Quarter	$14.51	$15.68	$12.61	108%	87%
Fourth Quarter	$13.78	$15.56	$13.17	113%	96%
Year Ending December 31, 2008
First Quarter	$12.60	$15.19	$10.65	121%	85%
Second Quarter	$12.31	$13.46	$9.26	109%	75%
Third Quarter	$11.52	$11.89	$7.63	103%	66%
Fourth Quarter	$9.23	$11.29	$6.44	122%	70%
Year Ending December 31, 2009
First Quarter	$9.04	$10.98	$2.41	121%	27%
Second Quarter	$9.24	$7.00	$4.24	76%	46%
Third Quarter	$9.59	$8.91	$5.79	93%	60%
Fourth Quarter	$9.55	$8.79	$7.23	92%	76%
Year Ending December 31, 2010
First Quarter	$9.77	$10.10	$8.52	103%	87%
Second Quarter	$9.83	$11.58	$9.70	118%	99%
Third Quarter	$9.76	$11.97	$9.58	123%	98%
Fourth Quarter	$9.62	$12.69	$10.95	132%	114%

(1)	NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)	Calculated as of the respective high or low closing sales price divided by NAV. A percentage above 100% equals a premium to NAV; a percentage below 100% equals a discount to NAV.

Shares of the Company’s common stock have traded at a price both above and below their NAV since they began trading on The NASDAQ Global Select Market. The disruption and instability in the global capital markets and uncertainty surrounding the global economy has led to significant stock market volatility, particularly with respect to the stock of financial services companies. During times of increased price volatility, the Company’s common stock may trade at a price equal to, above or below its NAV, which is not uncommon for BDCs such as the Company. As noted above, however, the recent market disruption has created, and we believe will continue to create for the foreseeable future, favorable opportunities to invest, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of common stock at a price below NAV. Stockholder approval of Proposal 2 is expected to provide the Company with the flexibility to invest in such opportunities and to repay outstanding borrowings.

The Board believes it is in the best interests of Stockholders to allow the Company flexibility to issue its common stock at a price below NAV in certain instances. The Company’s ability to grow over time and to continue to pay dividends to Stockholders could be adversely affected if the Company were unable to access the capital markets as attractive investment opportunities arise. Inability to access the capital markets could also have the effect of forcing the Company to sell assets that the Company would not otherwise sell and at disadvantageous times.

While the Company has never completed an offering of its common stock at a price per share below NAV, and the Company has no immediate plans to sell any shares of its common stock at a price below NAV, it is seeking Stockholder approval now in order to provide flexibility for future sales, which typically must be undertaken quickly. The final terms of any such sale will be determined by the Board at the time of sale. Also, because the Company has no immediate plans to sell any shares of its common stock at a price below NAV, it is impracticable to describe the transaction or transactions in which shares of common stock would be sold. Instead, any transaction where the Company sells shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Board at the time of sale. If Proposal 2 is approved, no further authorization from the Stockholders will be solicited prior to any such sale in accordance with the terms of Proposal 2.

Conditions to Sales Below NAV. If Stockholders approve Proposal 2, the Company will be permitted to sell shares of its common stock at a price below NAV per share only if the following conditions are met:

(1) a majority of the Company’s Independent Directors who have no financial interest in the sale have determined that such sale would be in the best interests of the Company and Stockholders; and

(2) a majority of the Company’s Independent Directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount.

Key Stockholder Considerations. Before voting on Proposal 2 or giving proxies with regard to this matter, Stockholders should consider the potentially dilutive effect on the NAV per outstanding share of common stock of the issuance of shares of the Company’s common stock at a price less than NAV per share. Any sale of common stock at a price below NAV would result in an immediate dilution to existing Stockholders. This dilution would include reduction in the NAV per share of outstanding shares of common stock as a result of the issuance of shares of common stock at a price below the then current NAV per share and a proportionately greater decrease in a Stockholder’s interest in the earnings and assets of the Company and voting interest in the Company. The Board will consider the potential dilutive effect when considering whether to authorize any such issuance.

When stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock at a price below NAV will dilute a Stockholder’s holdings of common stock as a percentage of shares outstanding to the extent the Stockholder does not purchase sufficient shares in the offering or otherwise to maintain the Stockholder’s percentage interest. Further, if the Stockholder does not purchase any shares to maintain the Stockholder’s percentage interest, regardless of whether such offering is at a price above or below the then current NAV, the Stockholder’s voting power will be diluted.

Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value. The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV); and (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV).

	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—

Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%

Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.30)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(3,300)	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(3.30)%

Required Vote. Approval of the Second Proposal requires the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company, which includes directors, officers, employees, and 5% Stockholders. For purposes of the Second Proposal, the 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is the less. Abstentions will have the effect of a vote against the Second Proposal. If there are broker non-votes at the Annual Meeting, they will be treated as present at the Annual Meeting for quorum purposes but not entitled to vote with respect to the Second Proposal and would have the effect of a vote “Against” the Second Proposal.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE FLEXIBILITY FOR THE COMPANY, WITH APPROVAL OF THE BOARD OF THE COMPANY, TO SELL OR OTHERWISE ISSUE SHARES OF ITS COMMON STOCK AT A PRICE BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE PER SHARE IN ONE OR MORE OFFERINGS, SUBJECT TO CERTAIN LIMITATIONS SET FORTH ABOVE.

* * * * *

*	THIRD PROPOSAL: TO AUTHORIZE THE COMPANY, WITH APPROVAL OF THE BOARD, TO ISSUE WARRANTS, OPTIONS OR RIGHTS TO SUBSCRIBE TO, CONVERT TO, OR PURCHASE SHARES OF THE COMPANY’S COMMON STOCK IN ONE OR MORE OFFERINGS.

The Board believes it is in the Company’s best interests to have the ability to issue warrants, options or rights to subscribe to, convert to, or purchase shares of its common stock, which may include convertible preferred stock and convertible debentures, under appropriate circumstances in connection with our capital raising and financing activities. As a BDC, Sections 18(d) and 61(a) of the 1940 Act generally restrict the ability of the Company to issue warrants, options or rights to subscribe for, and in some cases to issue securities that convert to, voting securities of the Company unless it meets certain conditions, including obtaining Stockholders’ approval. Thus, the Board has approved and recommends to the Stockholders for their approval a proposal to issue warrants, options or rights to subscribe for, and where necessary to issue securities that convert to, common stock, which warrants, options or rights may or may not be accompanied by other securities of the Company.

Background and Reasons for the Proposal. The Company’s management and the Board have determined that it would be advantageous for the Company to have the ability to issue warrants, options or rights, which may include convertible preferred stock and convertible debentures, to subscribe to, convert to, or purchase common stock in connection with its financing and capital raising activities. As discussed above in Proposal 2, the Company believes that the current economic environment of the global capital markets gives companies that have access to capital a significant advantage. However, during periods of uncertainty in the debt and equity capital markets, debt or equity capital may not be available to the Company on favorable terms, or at all. As a result, the Company is seeking flexibility to raise additional capital by issuing warrants, options or rights to subscribe to, convert to, or purchase shares of its common stock, which may include convertible preferred stock and convertible debentures.

While the Company has no immediate plans to issue any such warrants, options or rights, in order to provide flexibility for future issuances, which typically must be undertaken quickly, the Board has approved and is seeking stockholder approval of Proposal 3 to issue warrants, options or rights to subscribe to, or purchase, and, to the extent required by Section 61 of the 1940 Act, to convert to shares of common stock either accompanied by or not accompanied by other securities of the Company. The final terms of any warrants, options or rights

(subject to the requirements noted in Section 61 of the 1940 Act), including price, dividend or interest rates, exercise or conversion prices, voting rights, anti-dilution protections, redemption prices, maturity dates and similar matters would be determined by the Board at the time of issuance. Also, the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration will be considered and approved by the Board at the time of issuance.

Conditions to Issuance. Each issuance of warrants, options or rights to subscribe to, convert to, or purchase shares of common stock will comply with Section 61(a) of the 1940 Act to the extent applicable. If Section 61(a) is applicable, (i) the exercise, conversion or subscription feature of the warrants, options or rights must expire within 10 years of issuance, (ii) with respect to any warrants, options or rights to subscribe or convert to the Company’s common stock that are issued along with other securities, such warrants, options or rights are not separately transferable unless no class of such securities and the other securities that accompany them has been publicly distributed, (iii) the exercise or conversion price for the warrants, options or rights must not be less than the current market value of the common stock at the date of the issuance of the warrants, options or rights and (iv) the individual issuances of warrants, options or rights must be approved by a majority of the Company’s directors who are not “interested persons” of us as defined in the 1940 Act on the basis that such issuance is in the best interests of the Company and its Stockholders.

In addition, if Section 61(a) of the 1940 Act is applicable, it limits the number of warrants, options or rights to subscribe to, convert to, or purchase our common stock that can be issued pursuant to this proposal. Specifically, the amount of voting securities that would result from the exercise or conversion of all of our warrants, options or rights to subscribe to, convert to, or purchase our common stock at the time of issuance shall not exceed 25% of our outstanding voting securities.

Pursuant to certain interpretations of the staff of the SEC, not all types of convertible securities that the Company may issue are required to comply with Section 61(a), including circumstances in which the value of the conversion feature is not as great as the value of the debt features in a convertible bond. Any convertible securities we issue that are not subject to Section 61(a) will be issued in compliance with the then current views of the SEC and its staff. In the event Stockholders do not approve Proposal 3, the Company may still issue convertible securities that do not require Stockholder approval under Section 61(a).

Key Stockholder Considerations. Before voting on the Third Proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock and the expenses associated with such issuances on the NAV per outstanding share of the Company’s common stock. Because the exercise or conversion price per share at the time of exercise or conversion could be less than the net asset value per share of the Company’s common stock at the time of exercise or conversion, and because the Company would incur expenses in connection with any such issuance of warrants or convertible debt, such exercise or conversion could result in a dilution of net asset value per share of the Company’s common stock at the time of such exercise. See “Key Stockholder Considerations” and “Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value” in Proposal 2.

If Proposal 3 is approved, no further authorization from stockholders will be required prior to the issuance of any warrants, options or rights to subscribe to, convert to or purchase shares of common stock that are covered by Section 61(a) of the 1940 Act. No stockholder approval is required for the Company to issue those types of convertible bonds that are not subject to the restrictions of Section 61(a).

Required Vote. Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE COMPANY, WITH APPROVAL OF THE BOARD, TO ISSUE WARRANTS, OPTIONS OR RIGHTS TO SUBSCRIBE TO, CONVERT TO, OR PURCHASE SHARES OF THE COMPANY’S COMMON STOCK IN ONE OR MORE OFFERINGS.

* * * * *

*	FOURTH PROPOSAL: TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

Deloitte & Touche LLP (“D&T”) has been selected as the independent registered public accounting firm to audit the financial statements of the Company as of and for the Company’s fiscal year ending December 31, 2011. D&T was selected by the Audit Committee of the Company and that selection was ratified unanimously by the Company’s Board, including all of the Independent Directors, by a vote cast in person. The Company does not know of any direct or indirect financial interest of D&T in the Company. A representative of D&T will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer questions.

Fees Incurred by the Company for Deloitte & Touche LLP

Aggregate fees incurred by the Company for the fiscal years ended December 31, 2010 and 2009 for the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, are set forth below.

	2010	2009
Audit Fees	$699,771	$556,225
Audit-Related Fees	—	—
Tax Services Fees	69,100	40,100
All Other Fees	—	—

Total	$768,871	$596,325

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and reviews of the condensed financial statements filed with the SEC on Forms 10-K and 10-Q, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as comfort letters, consents and review of documents filed with the SEC, including certain 8-K filings. Audit fees also include fees for the audit opinion rendered regarding the effectiveness of internal control over financial reporting.

Audit-Related Fees

Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Services Fees

Tax services fees consist of fees billed for professional services performed by the independent registered public accounting firm’s tax personnel for tax compliance. These services include assistance regarding federal, state and local tax compliance except those services specifically related to the audit and review of financial statements.

All Other Fees

Other fees would include fees paid to the independent registered public accounting firm for products and services other than the services reported above.

Audit Committee Policies and Procedures

The Audit Committee operates under a written charter adopted by the Board. Management is responsible for the Company’s internal controls and the financial reporting process. D&T, as our independent registered public accounting firm (“Independent Auditors”), is responsible for performing an independent audit of our financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of our Independent Auditors.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services that may be provided by our Independent Auditors. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the Independent Auditors in order to assure that the provision of such service does not impair the Independent Auditors’ independence. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services and the other terms of the engagement.

Periodically, the Audit Committee reviews and approves all audit, audit-related, tax and all other services that are performed by our Independent Auditors. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority between meetings to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the Independent Auditors to management.

All services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Services Fees” were pre-approved by the Audit Committee.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any such filings under the Securities Act of 1933 or the Exchange Act.

Audit Committee Report

The Audit Committee has reviewed the Company’s audited financial statements and met and held discussions with management and with D&T, with and without management present, regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has discussed with D&T matters required to be discussed relating to D&T’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement on Auditing Standards No. 114, as amended (Codification of Statements on Auditing Standards, AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T). The Audit Committee has also received the written disclosures and the letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the audit committee concerning independence, and has discussed with D&T its independence.

Based on the Audit Committee’s review and discussions referred to above, including its discussions with management and the Independent Auditors, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the Independent Auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC. The Audit Committee has also recommended and the Board, including a majority of the Independent Directors, has approved, selecting D&T to serve as the Company’s independent auditors for the year ending December 31, 2011.

Maureen K. Usifer, Chair

Jerrold B. Harris

François de Saint Phalle

William E. Mayer

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

* * * * *

FURTHER INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

The cost of soliciting proxies will be borne by the Company. In addition, certain officers, directors and employees of each of the Company and the Advisor (none of whom will receive additional compensation therefor) may solicit proxies in person and/or by telephone, mail, facsimile transmission or email.

The Company intends to use the services of Georgeson Inc. to assist in the solicitation of proxies and expects to pay market rates for such services, with an estimated fee of approximately $6,500 plus expenses. As the Annual Meeting approaches, certain Stockholders may receive a telephone call from a representative of Mellon Investor Services, LLC if the Stockholder’s votes have not yet been received.

Abstentions and broker non-votes will be counted as shares present at the Annual Meeting but not as votes cast and will not affect the result of the votes on Proposals 1, 3 and 4. Abstentions and broker non-votes on Proposal 2 will have the same effect as a negative vote.

All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Stockholders may revoke their proxies at any time prior to the time they are voted by giving written notice to the Secretary of the Company, by delivering subsequently dated proxies or by attending and voting at the Annual Meeting.

The Board of the Company has fixed the close of business on March 10, 2011 as the record date for the determination of Stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Stockholders of the Company on that date will be entitled to one vote for each share held and a fractional vote with respect to each fractional share held with no cumulative voting rights, on each matter to be voted on at the Annual Meeting or any adjournments or postponements thereof.

ADDITIONAL INFORMATION

INVESTMENT ADVISOR

Our investment activities are managed by the Advisor. The Advisor is led by James R. Maher, Chairman and Chief Executive Officer of the Company and the Advisor, and Michael B. Lazar, Chief Operating Officer of the Company and the Advisor. They are supported by the Advisor’s team of employees, including 13 dedicated investment professionals, who have extensive experience in commercial lending, investment banking, accounting, corporate law and private equity investing. Since the commencement of our operations, the Advisor’s team of investment professionals, including our senior management, has evaluated more than 1,800 investment opportunities and completed 117 investments in middle-market companies investing in excess of $2.2 billion through December 31, 2010. Our Advisor is responsible for identifying prospective customers, conducting research on prospective investments, identifying and underwriting credit risk, and monitoring our investments and portfolio companies on an ongoing basis.

The Advisor has an investment committee comprised of 12 members, including Messrs. Maher and Lazar and several senior executives of BlackRock, Inc. and its subsidiaries (“BlackRock”) and several of the principals of Kelso & Company, L.P. (the “Kelso Principals”). The investment committee is primarily responsible for approving our investments. We benefit from the extensive and varied relevant experience of the BlackRock executives and Kelso Principals serving on the Advisor’s investment committee. Although the BlackRock executives and Kelso Principals who serve on the investment committee bring the benefit of expertise they have gained at BlackRock, Kelso and elsewhere, neither of those organizations provides us with investment advice. Nevertheless, we benefit from the business and specific industry knowledge, transaction expertise and deal-sourcing capabilities of BlackRock. The Kelso Principals who serve on the investment committee bring the benefit of the expertise they gained at Kelso and elsewhere including providing access to a broad network of contacts.

Executive officers of the Advisor include:

Name	Position
James R. Maher	Chief Executive Officer
Michael B. Lazar	Chief Operating Officer
Frank D. Gordon	Chief Financial Officer and Treasurer
Matthew J. Fitzgerald	Chief Compliance Officer

The term of office of each of the Company’s and Advisor’s executive officers is indefinite.

James R. Maher’s biographical information is set forth above. See “First Proposal.”

Name, Address and Year of Birth(1)	Positions Held and Principal Occupation(s) During the Past 5 Years
Michael B. Lazar 1969	Michael B. Lazar is the Chief Operating Officer of the Company and Chief Operating Officer of the Advisor. Mr. Lazar is a co-founder of the Company and has served as its Chief Operating Officer since its formation in 2004. Previously, Mr. Lazar was a Managing Director and Principal at Kelso & Company, L.P.

Frank D. Gordon 1960	Frank D. Gordon is the Chief Financial Officer, Secretary and Treasurer of the Company, Chief Financial Officer and Treasurer of the Advisor and a Managing Director of BlackRock. Mr. Gordon has served as the Company’s Chief Financial Officer and Treasurer since 2005 and its Secretary since June 2008. Mr. Gordon has been with BlackRock since 1998.

Matthew J. Fitzgerald 1964	Matthew J. Fitzgerald is the Chief Compliance Officer of the Company, Chief Compliance Officer of the Advisor and a Director in the Legal and Compliance Department of BlackRock Institutional Trust Company, N.A. Mr. Fitzgerald has served as the Company’s Chief Compliance Officer since November 2010 and has been with BlackRock (via Barclays Global Investors) since 2004. Prior to joining BlackRock, Mr. Fitzgerald was the General Counsel and a Managing Director of a Hong Kong SFC registered dealer and financial/investment advisory firm.

(1)	Unless otherwise specified, the business address of the directors and officers of the Company and officers of the Advisor is 40 East 52nd Street, New York, New York 10022.

ORGANIZATION OF THE ADVISOR

The Advisor is organized as a Delaware limited liability company. The Advisor is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940. James R. Maher and Michael B. Lazar, the managing members of the Advisor, are control persons of the Advisor. For purposes of this paragraph, the term “control” has the meaning given to it in the 1940 Act.

ADMINISTRATION AGREEMENT

The Company has entered into an administration agreement with BlackRock Financial Management, Inc. (the “Administrator”), a subsidiary of BlackRock, under which the Administrator provides administrative services to the Company. The Company reimburses the Administrator for the Company’s allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the administration agreement, including rent and the Company’s allocable portion of the cost of certain of its officers and their respective staffs.

PRINCIPAL EXECUTIVE OFFICES

The principal executive office of each of the Company and the Advisor is located at 40 East 52nd Street, New York, New York 10022. The principal executive office of the Administrator is located at 55 East 52nd Street, New York, New York 10055.

PRINCIPAL STOCKHOLDERS

The following table sets forth, at March 15, 2011, information with respect to the ownership of our common stock by each beneficial owner who owned more than 5% of our outstanding shares of common stock, each director, our chief executive officer, each of our other executive officers and our directors and executive officers as a group. Percentage of common stock is based on 72,780,636 shares of common stock outstanding at March 15, 2011, which excludes a private placement issuance of 200,000 shares of our common stock to the Advisor which we expect to close on or about March 16, 2011. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power.

Name and address	Type of ownership	Shares owned	Percentage of common stock currently outstanding
Virginia Retirement System(1)	Record	16,137,202	22.17%
1200 East Main Street Richmond, VA 23219

BlackRock, Inc.(2)	Beneficial	4,548,581	6.25%
40 East 52nd Street New York, NY 10022

James R. Maher(3)(4)(5)	Record and Beneficial	540,780	*	%
Jerrold B. Harris	Beneficial	70,292	*	%
William E. Mayer(6)	Beneficial	17,739	*	%
François de Saint Phalle	Record	408,041	*	%
Maureen K. Usifer	Record	11,826	*	%
Michael B. Lazar(4)(5)(7)	Record and Beneficial	288,349	*	%
Frank D. Gordon(4)	Record and Beneficial	49,462	*	%
Matthew J. Fitzgerald	None	None	*	%
All officers and directors as a group (8 persons)(8)	Record and Beneficial	1,371,831	1.88%

*	Represents less than 1%.

(1)	The information regarding Virginia Retirement System is based on information included in Schedule 13G filed with the SEC on February 14, 2011 on behalf of Virginia Retirement System.

(2)	The information regarding BlackRock, Inc. is based on information included in Amendment No. 1 to Schedule 13G filed with the SEC on March 11, 2011 on behalf of BlackRock, Inc.

(3)	Excludes shares owned by the individual’s adult children and shares owned by a family trust, as to each of which the individual disclaims beneficial ownership. Includes 14,658 shares owned directly by the Advisor, an entity for which the individual serves as a managing member, as to which the individual disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein; the inclusion of such shares herein shall not be deemed an admission of beneficial ownership of all of the reported shares for purposes of Section 16 of the Exchange Act or otherwise. Excludes a private placement issuance of an additional 200,000 shares of common stock from the Company to the Advisor which is expected to close on or about March 16, 2011, as to which the individual disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(4)	Includes unvested shares of restricted common stock that the individual has the right to vote.

(5)	Includes shares held in brokerage accounts that may be used as security on a margin basis.

(6)	Excludes shares owned by a family trust, as to which the individual disclaims beneficial ownership.

(7)	Includes shares owned indirectly by an individual retirement account as to which the individual is the beneficiary and excludes shares owned indirectly by a family trust. The individual disclaims beneficial ownership of the shares owned by the trust. Includes 14,658 shares owned directly by the Advisor, an entity for which the individual serves as a managing member, as to which the individual disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein; the inclusion of such shares herein shall not be deemed an admission of beneficial ownership of all of the reported shares for purposes of Section 16 of the Exchange Act or otherwise. Excludes a private placement issuance of an additional 200,000 shares of common stock from the Company to the Advisor which is expected to close on or about March 16, 2011, as to which the individual disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(8)	The address for all our officers and directors is c/o BlackRock Kelso Capital Corporation, 40 East 52nd Street, New York, NY 10022.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

We have entered into an investment management agreement with the Advisor, under which the Advisor, subject to the overall supervision of our Board, manages our day-to-day operations, and provides investment advisory services to us. For providing these services, we have agreed to pay the Advisor a management fee based on our total assets and an incentive fee based on our investment performance, plus reimbursement of certain expenses incurred by the Advisor. Our senior management, our Chairman of the Board and certain members of the Advisor’s investment committee have ownership and financial interests in the Advisor and indirectly benefit from any increase in our total assets. In addition, our executive officers and directors and the employees of the Advisor and members of its investment committee serve or may serve as investment advisors, officers, directors or principals of entities or investment funds that operate in the same or a related line of business as we do and/or investment funds managed by our affiliates. We note that any affiliated investment vehicle currently formed or formed in the future and managed by the Advisor or its affiliates may have overlapping investment objectives with our own and, accordingly, may invest in asset classes similar to those targeted by us. As a result, the Advisor and/or its affiliates may face conflicts in allocating investment opportunities between us and such other entities. Accordingly, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisors affiliated with the Advisor. However, the Advisor and its affiliates will endeavor to allocate investment opportunities in a fair and equitable manner and consistent with applicable allocation procedures. In any such case, if the Advisor forms other affiliates in the future, we may co-invest on a concurrent basis with such other affiliates, subject to compliance with applicable regulations and regulatory guidance, as well as applicable allocation procedures. In certain circumstances, negotiated co-investments may be made only if we receive an order from the SEC permitting us to do so.

We have entered into a license agreement with BlackRock and the Advisor pursuant to which BlackRock has agreed to grant to the Advisor, and the Advisor has agreed to grant to us, a non-exclusive, royalty-free license to use the name “BlackRock.” In addition, we have entered into a license agreement with Mr. Lazar and the Advisor pursuant to which Mr. Lazar has agreed to grant to the Advisor, and the Advisor has agreed to grant to us, a non-exclusive, royalty-free license to use the name “Kelso.” Mr. Lazar obtained this limited right to license the name “Kelso” under an agreement with Kelso.

Pursuant to the terms of the administration agreement, BlackRock, through the Administrator (a wholly owned subsidiary of BlackRock), provides us with the office facilities and administrative services necessary to conduct our day-to-day operations.

In 2007, our Board authorized the purchase by the Advisor from time to time in the open market of an indeterminate number of shares of our common stock, in the Advisor’s discretion, subject to compliance with our and the Advisor’s applicable policies and requirements of law. Pursuant to this authorization, during the years ended December 31, 2009, 2008 and 2007, the Advisor purchased 80,867, 225,185 and 71,703 shares of our common stock in the open market for $312,322, $2,267,330 and $994,663, respectively, including brokerage commissions. There were no such purchases during the year ended December 31, 2010.

Pursuant to our Board’s authorization, we expect to close, on or about March 16, 2011, a private placement issuance of 200,000 shares of our common stock to the Advisor for aggregate proceeds of $2,000,000.

At December 31, 2010 and 2009, the Advisor owned and had the right to vote 46,732 and 352,892 shares, respectively, of our common stock. On such dates, under compensation arrangements for its officers and employees the Advisor owned of record but did not have the right to vote an additional 426,056 and 202,155 shares, respectively, of our common stock. At December 31, 2010, BlackRock, through its affiliates, beneficially owned approximately 4,548,581 shares of our common stock, representing approximately 6.25% of the total shares outstanding. An entity affiliated with BlackRock has ownership and financial interests in the Advisor.

From time to time, we may invest in transactions in which our directors and officers or the officers and employees of the Advisor have a pecuniary interest. With respect to any such investment, we intend to comply with the relevant provisions of the 1940 Act to the extent they apply to us as a business development company, any other applicable laws and our written policies and procedures concerning affiliated transactions. Depending on the extent of the individual’s pecuniary interest, the Advisor will disclose the interest to its investment committee, our senior management and our Board and may, among other actions, seek the Board’s approval to enter into the transaction and require the individual to recuse himself or herself from the deliberations and voting of our Board, the Advisor and its investment committee with respect to the transaction.

Mr. Maher, our Chief Executive Officer and Chairman of our Board, is a former partner, and Mr. Mayer, one of our Directors, is currently a partner, of Park Avenue, a private equity fund manager specializing in middle-market management buyouts and growth capital investments. In addition, an employee of the Advisor is a former employee of Park Avenue. Mr. Maher and the employee have economic interests in Park Avenue. Messrs. Maher and Mayer own limited partner interests in the fund managed by Park Avenue. During 2006, we purchased $5,250,000 of senior secured loans of DynaVox Systems LLC and $14,400,000 of senior secured loans of Joerns Healthcare, LLC et al., both of which are portfolio companies of the fund managed by Park Avenue. In 2008, we purchased $31,000,000 of senior subordinated notes and $1,000,000 of Class A units of DynaVox Systems LLC and affiliates. The transactions were approved by the Advisor, its investment committee and our Board after disclosure of these facts.

Mr. Maher owns a limited partnership interest in a private equity fund managed by Vestar Capital Partners (“Vestar”), a private equity management firm specializing in management buyouts and growth capital investments. During 2006, we purchased the loans of DynaVox Systems LLC and of Joerns Healthcare, LLC et al. described above, and $16,000,000 of senior secured loans of Gleason Corporation and $8,000,000 of subordinated debt of MediMedia USA, Inc., each of which are portfolio companies of Vestar. During 2007 and 2008, we purchased approximately $27,100,000 of unsecured loans of BE Foods Investments, Inc., another portfolio company of Vestar. In 2008, we purchased $5,000,000 of subordinated notes and $500,000 of limited liability company interests from PGA Holdings, Inc. and affiliates, and $31,000,000 of senior subordinated notes and $1,000,000 of Class A units of DynaVox Systems LLC and affiliates, each portfolio companies of Vestar. During 2010, we entered into an amendment of the senior subordinated notes of DynaVox Systems LLC which permitted DynaVox Systems LLC to dividend proceeds to DynaVox Systems Holdings LLC (DynaVox Systems LLC and DynaVox System Holdings LLC are referred to hereafter as “DynaVox”). DynaVox subsequently invested in a newly formed entity, Sunrise Medical Investors LLC (“Sunrise”). Sunrise and DynaVox are owned, in part, by a group of investors headed by Vestar and Park Avenue. We also held approximately 1% of the outstanding preferred stock of Sunrise. The aforementioned transactions were approved by the Advisor and its investment committee after consideration of the significant relevant factors and disclosed to our Board.

FINANCIAL STATEMENTS AND OTHER INFORMATION

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR MOST RECENT ANNUAL REPORT AND THE MOST RECENT QUARTERLY REPORT SUCCEEDING THE ANNUAL REPORT, IF ANY, TO ANY STOCKHOLDER UPON REQUEST. REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 40 EAST 52ND STREET, NEW YORK, NEW YORK 10022 (TELEPHONE NUMBER 212-810-5800).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based solely upon a review of Forms 3, 4 and 5 filed by such persons, the Company believes that each of its officers and directors and any persons holding 10% or more of its common stock complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2010.

DIVIDEND REINVESTMENT PLAN

On March 4, 2009, the Company amended its dividend reinvestment plan (the “Plan”). Under the terms of the amended Plan, dividends may be paid in newly issued or treasury shares of the Company’s common stock at a price equal to 95% of market price on the dividend payment date. The amended Plan means that, under certain circumstances, the Company may issue shares of its common stock at a price that is less than NAV per share. Any issuance of common stock at a price below NAV will result in an immediate dilution to existing Stockholders who do not participate in the Plan. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a proportionately greater decrease in a non-participating Stockholder’s interest in the earnings and assets of the Company and voting interest in the Company. On March 4, 2009, the Company filed a Form 8-K with the SEC concerning the amended Plan. You may access the Form 8-K filing and the Plan at http://www.sec.gov or http://www.blackrockkelso.com/InvestorRelations/SECFilings.

PRIVACY PRINCIPLES OF THE COMPANY

We are committed to maintaining the privacy of Stockholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, we do not receive any non-public personal information relating to our Stockholders, although certain non-public personal information of our Stockholders may become available to us. We do not disclose any non-public personal information about our Stockholders or former Stockholders to anyone, except as permitted by law or as is necessary in order to service Stockholder accounts (for example, to a transfer agent or third party administrator).

We restrict access to non-public personal information about the Stockholders to employees of the Advisor with a legitimate business need for the information. We maintain physical, electronic and procedural safeguards designed to protect the non-public personal information of our Stockholders.

DEADLINE FOR STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the Company’s proxy statement in connection with the Company’s 2012 annual meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us at our principal executive offices by Thursday, November 17, 2011.

Stockholders who do not wish to submit a proposal for inclusion in the Company’s proxy statement and form of proxy for the 2012 annual meeting in accordance with Rule 14a-8 may submit a proposal for consideration at the 2012 annual meeting in accordance with the Company’s bylaws. The Company’s bylaws require that advance notice be given to the Company in the event a Stockholder desires to transact any business from the floor at an annual meeting of stockholders, including the nomination of directors. Notice of any such business must be in writing and received at the Company’s principal executive office between Tuesday, January 10, 2012 and Thursday, February 9, 2012. In order to be considered timely, such notice shall be delivered to the Company’s Secretary at the principal executive office of the Company and shall set forth all information required under the Company’s bylaws.

Copies of the Company’s bylaws are available on the EDGAR Database on the SEC’s Internet site at www.sec.gov. The Company will also furnish, without charge, a copy of its bylaws to a Stockholder upon request. Such requests should be directed to the Company at 40 East 52nd Street, New York, New York 10022, or by calling 212-810-5800.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are the Company’s Stockholders will be “householding” the Company’s proxy materials. A single Proxy Statement will be delivered to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the Proxy Statement and annual report at their addresses and would like to request “householding” of their communications should contact their brokers.

Please note that only one Proxy Statement and annual report may be delivered to two or more Stockholders who share an address, unless the Company has received instructions to the contrary. To request a separate copy of this Proxy Statement and annual report or for instructions as to how to request a separate copy of this document and annual report or as to how to request a single copy if multiple copies of this document and annual report are received, Stockholders should contact the Company at the address and phone number set forth below.

Requests should be directed to the Company at 40 East 52nd Street, New York, New York 10022 (Telephone Number 212-810-5800). Copies of these documents may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2011

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at the Company’s web site at http://www.blackrockkelso.com/InvestorRelations/FinancialInformation.

OTHER MATTERS

The management of the Company knows of no other matters which are to be brought before the Annual Meeting. However, if any other matters not now known properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

Very truly yours,

JAMES R. MAHER Chairman and Chief Executive Officer

March 16, 2011

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

INTERNET
http://www.proxyvoting.com/bkcc
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

  WO#

  95564

Ú  FOLD AND DETACH HERE  Ú

IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSALS.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.	Please mark your votes as indicated in this example	☒

		FOR	WITHHOLD

1.	Election of Directors	☐	☐

The Board of Directors recommends a vote FOR the listed nominee.

(01) Jerrold B. Harris

The Board of Directors recommends a vote FOR each of the following proposals.
		FOR	AGAINST	ABSTAIN
2.

To authorize flexibility for the Company, with approval of its Board of Directors, to sell or otherwise issue shares of its common stock at a price below the Company’s then current net asset value per share in one or more offerings, subject to certain limitations set forth in the proxy statement for the annual meeting of stockholders.

		☐	☐	☐
3.

To authorize the Company, with approval of its Board of Directors, to issue warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock in one or more offerings.

		☐	☐	☐
4.	To ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐

PLEASE SIGN ON REVERSE SIDE

RESTRICTED AREA - SCAN LINE	Mark Here for Address Change or Comments SEE REVERSE	☐

Please be sure to sign and date this proxy. Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, or trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s) (Title(s), if applicable)___________________________________________________________________	Dated

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report on Form 10-K are available at: http://bnymellon.mobular.net/bnymellon/bkcc

Ú  FOLD AND DETACH HERE  Ú

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 9, 2011

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael B. Lazar and Laurence D.Paredes, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of Common Stock of BlackRock Kelso Capital Corporation (the “Company”) held of record by the undersigned on March 10, 2011 at the Annual Meeting of Stockholders of the Company to be held on May 9, 2011 or at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THE VALIDITY OF THIS PROXY IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. THIS PROXY DOES NOT REVOKE ANY PRIOR POWERS OF ATTORNEY GIVEN BY THE UNDERSIGNED EXCEPT AS IT RELATES TO A PRIOR PROXY CONCERNING THE ANNUAL MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

RESTRICTED AREA - SCAN LINE

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET	WO# 95564

RESTRICTED AREA - SIGNATURE LINE

PRINT AUTHORIZATION To commence printing on this proxy card please sign, date and fax this card to: 201-369-9711

SIGNATURE:	DATE:

(THIS BOXED AREA DOES NOT PRINT)